UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2011 (October 27, 2011)

Hertz Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
 (Address of principal executive offices, including zip code)

(201) 307-2000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On October 27, 2011, Hertz Global Holdings, Inc. (“Hertz”) issued a press release announcing that it had decided to withdraw the offer (the “Offer”) by HDTMS, Inc., a Delaware corporation and wholly owned subsidiary of Hertz (“Offeror”), to exchange each of the issued and outstanding shares of common stock, par value $0.01 per share (including the associated preferred stock purchase rights), of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“Dollar Thrifty”), for (i) $57.60 in cash, without interest and less any required withholding taxes, and (ii) 0.8546 shares of common stock, par value $0.01 per share, of Hertz, upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange dated May 24, 2011, as amended, and the related Letter of Transmittal.  The press release regarding this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  At the time of withdrawal, certain conditions to the Offer were not satisfied.  No shares of Dollar Thrifty common stock were purchased by Offeror in the Offer, and all shares of Dollar Thrifty common stock previously tendered and not withdrawn will be promptly returned.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Hertz Global Holdings, Inc., dated October 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ Jeffrey Zimmerman
Name: Jeffrey Zimmerman
Title: Senior Vice President, General Counsel and Secretary

Date:  October 27, 2011

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Hertz Global Holdings, Inc., dated October 27, 2011